Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK (Jurisdiction of Incorporation or organization if not a U.S. national bank)	13-4941247 (I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK (Address of principal executive offices)	10005 (Zip Code)
Deutsche Bank Trust Company Americas
Attention: Lynne Malina
Legal Department
60 Wall Street, 37th Floor
New York, New York 10005
(212) 250 — 0677
(Name, address and telephone number of agent for service)

Cadence Design Systems, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0148231 (IRS Employer Identification No.)
Cadence Design Systems, Inc.
2655 Seely Avenue, Building 5
San Jose, California 95134
(408) 943-1234
(Address and Zip Code of Principal Executive Offices)
Copies To:
Stewart L. McDowell, Esq.
Gibson, Dunn & Crutcher, LLP
1 Montgomery Street
San Francisco, California 94104
(415) 393-8200
$250,000,000 1.375% Convertible Senior Notes Due 2011
$250,000,000 1.500% Convertible Senior Notes Due 2013
(Title of the Indenture securities)

Item 1. General Information.
     Furnish the following information as to the trustee.
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY
(b)	Whether it is authorized to exercise corporate trust powers. Yes.
Item 2. Affiliations with Obligor.
     If the obligor is an affiliate of the Trustee, describe each such affiliation.
     None.
Item 3. -15. Not Applicable
Item 16. List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-141013.

Exhibit 2 -	Certificate of Authority to commence business — Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers — Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

Exhibit 4 -	Existing By-Laws of Bankers Trust Company, as amended on April 15, 2002 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-141013.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act. — Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of March 31, 2007. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 31st day of July, 2007.

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Carol Ng

Schedule RC — Balance Sheet
Dollar amounts in thousands

1. Cash and balances due from depository institutions (from Schedule RC-A):	1.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
RSSD-ID 214807	Quarter End Date 3/31/2007
Last Updated on 5/16/2007	10
Dollar amounts in thousands

a. Noninterest-bearing balances and currency and coin	RCFD0081	1,646.000	1.a.
b. Interest-bearing balances	RCFD0071	419.000	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCFD1754	0	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCFD1773	1,604,000	2.b.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold in domestic offices	RCON5987	278,000	3.a.
b. Securities purchased under agreements to resell	RCFDB969	770,000	3.b.
4. Loans and lease financing receivable (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCFD5369	2,848,000	4.a.
b. Loans and leases, net of unearned income	RCFDB528	10,411,000	4.b.
c. Allowance for loan and lease losses	RCFD3123	203,000	4.c.
d. Loans and leases, net of unearned income and allowance	RCFDB529	10,208,000	4.d.
5. Trading assets (from Schedule RC-D)	RCFD3545	12,755,000	5.
6. Premises and fixed assets (including capitalized leases)	RCFD2145	145,000	6.
7. Other real estate owned (from Schedule RC-M)	RCFD2150	0	7.
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCFD2130	9,000	8.
9. Not applicable			9.
10. Intangible assets:			10.
a. Goodwill	RCFD3163	0	10.a.
b. Other intangible assets (from Schedule RC-M)	RCFD0426	64,000	10.b.
11. Other assets (from Schedule RC-F)	RCFD2160	6,787,000	11.
12. Total assets	RCFD2170	37,533,000	12.
13. Deposits:			13.
a. In domestic offices	RCON2200	7,890,000	13.a.
1. Noninterest-bearing	RCON6631	2,363,000	13.a.1.
2. Interest-bearing	RCON6635	5,527,000	13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, Part II)	RCFN2200	8,641,000	13.b.
1. Noninterest-bearing	RCFN6631	1,584,000	13.b.1.
2. Interest-bearing	RCFN6635	7,057,000	13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased in domestic offices	RCON5993	8,224,000	14.a.
b. Securities sold under agreements to repurchase	RCFDB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCFD3548	226,000	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD3190	317,000	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures	RCFD3200	9,000	19.
20. Other liabilities (from Schedule RC-G)	RCFD2930	3,453,000	20.
21. Total liabilities	RCFD2948	28,760,000	21.
22. Minority interest in consolidated subsidiaries	RCFD3000	469,000	22.
23. Perpetual preferred stock and related surplus	RCFD3838	1,500,000	23.
24. Common stock	RCFD3230	2,127,000	24.
25. Surplus (exclude all surplus related to preferred stock)	RCFD3839	584,000	25.
26. Not available			26.
a. Retained earnings	RCFD3532	4,106,000	26.a.
b. Accumulated other comprehensive income	RCFDB530	-13,000	26.b.
27. Other equity capital components	RCFDA130	0	27.

DEUTSCHE BANK TRUST COMPANY AMERICAS RSSD-ID 214807 Last Updated on 5/16/2007	FFIEC 031 Quarter End Date 3/31/2007 11
Dollar amounts in thousands

28. Total equity capital	RCFD3210	8,304,000	28.
29. Total liabilities, minority interest, and equity capital	RCFD3300	37,533,000	29.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2006	RCFD6724	2	M.1.